UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 18, 2011

The Providence Service Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-34221	86-0845127
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

64 East Broadway Blvd., Tucson, Arizona		85701
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (520) 747-6600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 14, 2011, the Compensation Committee, or Committee, of our board of directors, or Board, approved a pay for performance compensation plan for our executive officers, referred to as the 2011 Executive Pay for Performance Compensation Plan, which has features designed with input from outside consultants to compensate our executives for our financial performance as well as the executive’s individual performance focusing on return on investment, as well as actual performance compared to our budgeted performance. The targeted total compensation is intended to be competitive with a peer group of companies within our industry, or Peer Group. The companies comprising the Peer Group that the Committee considered when determining our 2011 Executive Pay for Performance Compensation Plan were:

• Amedisys, Inc.	• LHC Group, Inc.

• Advocat, Inc.	• Maximus, Inc.

• Almost Family, Inc.	• Metropolitan Health Networks, Inc.

• Allied Healthcare International, Inc.	• Odyssey Healthcare, Inc.

• Corrections Corp. of America	• PHC, Inc.

• Cornell Companies, Inc.	• Physical Therapy, Inc.

• Healthspring, Inc.	• Res-Care, Inc.

• Gentiva Health Services, Inc.	• Sun Healthcare Group, Inc.

• Healthways, Inc.

The Committee believes that these companies are competitors for both our business as well as executive talent and are companies of comparable size measured in terms of revenues. Consequently, the Committee is using the same peers for financial performance comparisons that the Committee uses for executive compensation comparisons. The 2011 Executive Pay for Performance Compensation Plan includes the following components:

Base Salaries

The Committee approved, effective January 1, 2011, a 10% increase in the annual base salaries of each of the following executive officers: Fletcher McCusker, our chief executive officer, Craig Norris, our chief operating officer, Michael Deitch, our chief financial officer, Fred Furman, our executive vice president and general counsel, and Herman Schwarz, the chief executive officer of LogistiCare Solutions, LLC (our wholly-owned subsidiary), all of whom were named in our summary compensation table for the fiscal year ended December 31, 2009 (referred to as our Named Executive Officers) included in our proxy statement filed with the Securities and Exchange Commission on April 22, 2010. Each executive has an employment agreement pursuant to which their base salary shall be reviewed by the Committee annually.

As a result of the increases, effective January 1, 2011, Messrs. McCusker’s, Norris’, Deitch’s, Furman’s and Schwarz’s annual base salary are $770,000, $462,000, $407,000, $407,000 and $418,000, respectively.

Annual Incentive Cash Compensation

Each of Messrs. McCusker, Norris, Deitch, Furman and Schwarz will be granted an opportunity to earn an incentive, or performance-based, cash bonus based upon historical performance under the annual incentive plan established by the Committee, or Annual Incentive Plan, as one of the components of total targeted compensation for our executive officers under the 2011 Executive Pay for Performance Compensation Plan. Individual awards are allocated based on a combination of corporate and individual performance measures. The measures used to determine awards of our Named Executive Officers are heavily weighted toward corporate financial performance with a small portion dependent upon the achievement of individual performance goals. The Committee reviews corporate financial and/or individual performance and determines award amounts after the completion of each fiscal year. The Committee may, in its discretion, adjust performance measures based on unusual or non-recurring occurrences.

The amount of the potential incentive cash bonus that may be earned by Mr. McCusker each year is targeted at 100% of his base salary and the amounts that may be earned by each of Messrs. Norris, Deitch, Furman and Schwarz are targeted at 75% of his base salary. Under the Annual Incentive Plan, 20% of the individual base salary is subjective and determined based upon non-financial performance by the Committee as part of each executive’s performance review. Payment of any cash bonus under the individual performance portion of the Annual Incentive Plan, if earned, will be made quarterly. The Committee chose to tie 80% of the executive officers’ potential cash bonuses to our corporate financial performance as a whole under the Annual Incentive Plan.

With respect to the corporate financial performance portion of the Annual Incentive Plan, the Committee approved the use of earnings before interest, taxes, depreciation and amortization, or EBITDA, related measures for purposes of determining award amounts for 2011 with 50%, 75% (100% for Mr. McCusker) and 150% payouts as a percentage of each executive’s base salary at Threshold, Target and Maximum levels of performance, respectively. The Threshold, Target and Maximum payout percentages noted above include the individual performance portion of the total annual incentive cash compensation. The following table sets forth the financial performance goals for the Threshold, Target and Maximum levels of performance.

	Threshold	Target	Maximum
Actual 2011 EBITDA	Equals budgeted 2011 EBITDA	Exceeds budgeted 2011 EBITDA by 10%	Exceeds budgeted 2011 EBITDA by 20% or more

The budgeted EBITDA for 2011 was determined by the various divisional executive directors and approved by our board of directors. If actual EBITDA falls between the Threshold and Target levels or between the Target and Maximum levels, the payout amount will be determined by linear interpolation on the determination date. Performance below the Threshold level will result in no incentive cash compensation on the determination date under the corporate financial performance portion of the Annual Incentive Plan. Payment of any cash bonus under the corporate financial performance portion of the Annual Incentive Plan is paid only to the extent the EBITDA targets are attained after expensing all compensation.

Long-Term Incentive Compensation

Under the equity-based program established by the Committee for 2011, or Long-Term Incentive Plan, as part of the mix of total targeted compensation that could be set for our executive officers, each of the executive officers is entitled to receive, upon approval by the Committee, equity-based awards under The Providence Service Corporation 2006 Long-Term Incentive Plan, as amended, or 2006 Plan.

On March 14, 2011, the Committee awarded the following equity grants and cash settled performance restricted stock units to the Named Executive Officers under the Long-Term Incentive Plan:

Executive	Options	Restricted Stock	Performance Restricted Stock Units
McCusker	20,000	20,000	61,495
Norris	12,000	12,000	21,204
Deitch	12,000	12,000	9,298
Furman	12,000	12,000	9,298
Schwarz	12,000	12,000	17,209

Total	68,000	68,000	118,504

The options are ten year options with an exercise price equal to the closing market price of our common stock on the date of grant. Both options and restricted stock will vest in three equal annual installments commencing one year from the date of grant, provided that the recipient is employed by us on each vesting date.

The performance restricted stock units, or PRSUs will be subject to the following performance-based grant conditions and time-based vesting conditions.

The number of PRSUs eligible to be settled in cash will be based on the achievement of return on equity (determined by the quotient resulting from dividing our audited consolidated net income by our stockholders’ equity), or ROE, targets established by the Committee for 2011, or Performance Period, and will not be determinable until March 1, 2012 or soon thereafter, but in no event later than March 15, 2012 (such date is referred to as the Settlement Date) when the Committee will certify the ROE level achieved for the Performance Period. The following are the payout percentages for the ROE target levels set by the Committee.

•	50% of the PRSUs will be awarded if we achieve an ROE equal to or greater than 14%, or Threshold; and,

•	100% of the PRSUs will be awarded if we achieve an ROE equal to or greater than 18%, or Maximum.

If our actual ROE falls between the Threshold and Maximum levels, the payout amount will be determined by linear interpolation on the Settlement Date.

If the Threshold or Maximum payout level is achieved, then the amount of the award will be determined by multiplying the number of PRSUs corresponding to the ROE level achieved by the fair market value (at closing market price) of our common stock on the Settlement Date. Payment of the award will be equally divided into three tranches corresponding to the required vesting period (described below) where the first tranche will be paid on the Settlement Date and the remaining tranches will be paid to vested participants on or between March 1 and March 15, 2013 and 2014, respectively. Vesting criteria for PRSU awards require employment with our company throughout the Performance Period as well as achievement of the performance goal, and employment up through each applicable service vesting date which will be December 31, 2011, 2012 and 2013 for each of the three respective tranches.

The Committee also reaffirmed the stock ownership guidelines for the Named Executive Officers established in 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PROVIDENCE SERVICE CORPORATION

Date: March 18, 2011	By:	/s/ Michael N. Deitch
	Name:	Michael N. Deitch
	Title:	Chief Financial Officer

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